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                                                                     EXHIBIT 4.2


                       FORM OF STOCK OPTION AGREEMENT FOR
                        OPTIONS ISSUED OUTSIDE ANY PLAN


         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated __________ ____, _______, is between THERATECH, INC., a Delaware corporation ("TTI"), and
____________________________, an individual ("Holder").


                                    Recitals
                                    --------

                  WHEREAS, in return for services rendered to TTI by the Holder and/or to induce Holder to remain in its employ, TTI desires to grant to the Holder an option to purchase shares of TTI's $0.0l par value common stock (the "Stock") upon the terms and conditions of this Agreement.


                                    Agreement
                                    ---------

                  In consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

                   1. The Option. TTI hereby grants to Holder the right, subject to the terms set forth hereinafter, to purchase from TTI fully paid and nonassessable shares of Stock upon the terms and as set forth in the option attached hereto as Exhibit A (the "Option"). The price per share and the number of shares of Stock issuable upon the exercise of the Option are subject to adjustment upon the occurrence of certain events set forth in this Agreement.

                   2. Exercise of Option. Upon surrender to TTI at its principal office in Salt Lake City, Utah, of the Option to be exercised, together with delivery of the form of subscription attached to the Option duly completed and executed, and upon payment to TTI of the price payable therefor, Stock shall be issued. Payment shall be made in cash or by certified or cashier's check. Upon surrender of the Option and payment of the applicable sum, TTI shall issue and deliver to Holder a certificate or certificates in the name of Holder for the number of full shares of Stock purchased together with any cash, as provided in section 6 hereof, for any fractional shares of stock otherwise issuable upon such surrender. Such certificate or certificates shall have been issued and any person named therein shall become a holder of record of Stock as of the date of the surrender of the Option and payment of the appropriate


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price; provided, however, that if at the date of surrender of the Option and payment, the transfer books for the shares of Stock or other class of stock purchasable upon the exercise of the Option shall be closed, the certificates for Stock for which the Option is exercised shall be issuable as of the date on which such books shall next be opened, and until that date TTI shall be under no duty to deliver any certificate for shares of Stock; provided, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than thirty days. The rights of purchase represented by the Option shall be exercisable, at the election of Holder, either in full or in part. If an Option is exercised for less than all of the shares of Stock specified therein at any time prior to the date of expiration of such Option, a new option evidencing the unexercised portion of the Option will be issued by TTI.

                  3. Payment of Taxes. TTI will pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Stock upon the exercise of the Option; provided, however, that TTI shall not be required to pay any tax or taxes that may be payable because of any secondary transfer which may be involved in the issuance or delivery of the Option or certificates for the shares of Stock delivered upon exercise of the Option.

                  4. Reservation of Shares of Stock. There has been reserved out of the Stock, and TTI shall keep reserved, the number of shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Option. The transfer agent for the shares and every subsequent transfer agent will be irrevocably authorized and directed to reserve such number of authorized shares as shall be requisite for such purpose. TTI will keep a copy of this Agreement on file with the transfer agent for the shares and with every subsequent transfer agent. TTI will supply the transfer agent with duly executed stock certificates for such purpose, and will provide or otherwise make available any cash which may be payable as provided in section 6 of this Agreement.

                  5. Adjustment of Option Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Option and the price therefor shall be subject to adjustment, from time to time, upon the happening of certain events as follows:

                           (a) Adjustments. The number of shares of Stock
                  purchasable upon the exercise of the Option and the price therefor shall be subject to adjustment as follows:


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                           (i) If at any time on or after the date hereof, the
                  holders of Stock shall have received, or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor in cash, services or other consideration:

                                            (A) other or additional shares of
                                    Stock or other securities or property (other than cash) by way of dividend;

                                            (B) any cash paid or payable
                                    otherwise than out of retained earnings; or

                                            (C) other or additional shares of
                                    Stock or other securities or property
                                    (including cash) by way of stock-split,
                                    spin-off, split-up, reclassification,
                                    combination of shares or similar corporate rearrangement; then, and in each such case, Holder shall be entitled upon the exercise of the Option, to receive in addition to the number of shares receivable thereupon, and without payment of any additional consideration, the number of shares and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which Holder would hold on the date of exercise had Holder been the holder of record of shares of Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of exercise, retained such shares and/or all other additional stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) receivable by Holder during such period.

                                    (ii) If there is any reclassification or
                           change of the outstanding securities of TTI or any reorganization of TTI (or any other corporation, the stock or other securities of which are at the time receivable upon exercise of the Option) on or after the date hereof, or if TTI (or any such other corporation) shall consolidate with or merge into another corporation or convey all, or substantially all, of its assets to another corporation, then Holder shall, upon the exercise of the Option at any time after the consummation of such reclassification, reorganization, consolidation, merger or conveyance be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Option prior to such consummation, the shares or


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                           other securities or property to which Holder would
                           have been entitled upon consummation, if Holder had exercised the Option immediately prior thereto, all subject to further adjustment as provided herein. The provisions of this subparagraph (ii) shall similarly apply to successive reclassifications, consolidations, mergers, sales or transfers.

                                    (iii) Whenever the number of shares of Stock
                           purchasable upon the exercise of the Option or the price is adjusted as herein provided, TTI shall cause to be promptly mailed to Holder by first class mail, postage prepaid, notice of adjustment and a statement setting forth the number of shares of Stock purchasable upon the exercise of the Option, and the price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                                    (iv) For the purposes of this section 5(a),
                           the term "Stock" shall include any class of stock resulting from successive changes or reclassifications of shares of Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of any adjustment made pursuant to this section 5, Holder shall become entitled to purchase any shares of TTI other than shares of Stock, the number of such other shares purchasable upon exercise of the Option and the price of such shares shall be subject to the adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Stock contained in this section 5.

                           (b) Preservation of Purchase Rights Upon
                  Reclassification, Consolidation, etc. In case of any consolidation of TTI with, or merger of TTI into, another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of TTI, TTI, or such successor or purchasing corporation, shall execute with Holder an agreement that Holder shall have the rights thereafter to purchase upon exercise of the Option the kind and amount of shares of Stock and other securities and property which Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or action if Holder had exercised the Option immediately prior thereto. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 5. The provisions of this


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                  section 5(b) shall similarly apply to successive
                  consolidations, mergers, sales or conveyances.

                           (c) Statement on Option. Notwithstanding any
                  adjustments in the price or the number or kind of shares purchasable upon the exercise of the Option, the Option issued may continue to express the same price and number and kind of shares as are stated in the Option initially issuable pursuant to this Agreement.

                  6. Fractional Interests. TTI shall not be required to issue fractional shares upon the exercise of the Option. If any fraction of a share would, except for the provisions of this section 6, be issuable on the exercise of the Option, TTI shall pay an amount in cash equal to the then current fair market price multiplied by such fraction.

                   7. No Rights as Shareholder; Notices. Nothing contained in the Agreement or the Option shall be construed as conferring upon Holder or Holder's transferees any rights whatsoever as a shareholder of TTI, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of TTI or any other matter. If, however, at any time prior to the expiration of the Option and prior to complete exercise thereof, any of the following events shall occur: (a) TTI shall declare any dividend payable in the securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of Stock; (b) TTI shall offer to the holders of Stock any additional securities convertible into Stock or any right to subscribe thereto; or (c) a dissolution, liquidation or winding up of TTI (other than in connection with a consolidation, merger or sale of all or substantially all of its assets) shall be proposed; then in any one or more of the above events, TTI shall give notice of such event, in writing, to Holder at least twenty days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify the record date or the date of closing the transfer books, as the case may be.

                   8. Restrictive Legends. Each certificate for Stock and each Option issued hereunder shall bear any legends required under the federal securities laws.


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                   9. Notices. Any notice pursuant to this Agreement shall be made in writing and shall be deemed to have been duly given if delivered or mailed postage prepaid, by certified mail, return receipt requested,


                  To TTI:  4l7 Wakara Way
                  -------  Suite 100
                           Salt Lake City, UT  84l08



                  To Holder:
                  ----------



Each party hereto may from time to time change the address to which notices are to be delivered or mailed by notice to the other party in accordance with this section 9.

                  10. Successors. All the covenants and provisions of this Agreement by or for the benefit of either party shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  11. Merger or Consolidation of TTI. TTI will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation shall expressly assume, by supplemental agreement satisfactory in form to Holder and duly executed and delivered to Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by TTI.

                  12. Survival of Representations and Option. All statements contained in any instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and options hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and


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agreements made by the parties to this Agreement or pursuant hereto shall survive, except that if a party hereto has actual knowledge at the date hereof, of facts which would constitute a breach. Such breach shall be waived by such party if such party consummates the transactions contemplated by this Agreement.

                  13. Applicable Law. This Agreement and the Option issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with Delaware law.

                  14. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than TTI and Holder any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of TTI and Holder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the respective dates set forth below, to be effective for all purposes as of the day and year first above written.


                                                THERATECH, INC.


Date:                            By:
     -------------------            --------------------------------------------
                                       Dinesh C. Patel, Ph.D.
                                       President & Chief Executive Officer


Date:
     -------------------


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                                                                           No. A

                                    EXHIBIT A


                 OPTION TO PURCHASE __________ SHARES OF COMMON
                     STOCK COMMENCING _____________________
                        AND VOID 5 YEARS AFTER THAT DATE


                                 THERATECH, INC.
                             A Delaware Corporation


                  This certifies that, for value received, ___________________, the registered holder hereof (the "Optionholder"), is,

                  IF, BUT ONLY IF, __________________ HAS REMAINED IN THE EMPLOY OF THERATECH, INC. CONTINUOUSLY FROM ______________________ THROUGH __________________________, entitled to purchase from TheraTech, Inc., a Delaware corporation (the "Company"), at any time from __________ to __________, at the purchase price of $__________ per share, (the "Option Price"), the number of shares of Common Stock, $0.0l par value per share, of the Company set forth above. The number of shares purchasable upon exercise of this Option and the Option Price per share shall be subject to adjustment from time to time as set forth in the Option Agreement referred to below.

                  This Option may be exercised in whole or in part by presentation of this Option with the Form of Subscription attached hereto duly executed and simultaneous payment of the Option Price (subject to adjustment) at the principal office of the Company in Salt Lake City, Utah. Payment of such price shall be made at the option of the Optionholder in cash or by certified funds.

                  This Option evidences the right to purchase an aggregate of up to __________ shares of Common Stock, $0.0l par value per share, of the Company and is issued under and in accordance with a STOCK OPTION AGREEMENT dated as of ___________________ (the "Option Agreement"), between the Company and the Optionholder and is subject to the terms and provisions contained in the Option Agreement, to all of which the Optionholder of this Option by acceptance hereof consents.


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                  Upon any partial exercise of this Option, there shall be
signed and issued to the Optionholder, a new Option in respect to the shares as to which this Option shall not have been exercised. No fractional shares will be issued hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Options.

                  This Option does not entitle the Optionholder to any of the rights of a shareholder of the Company.

                  Dated as of this ____ day of ___________________, 1993.



                                THERATECH, INC.



                                          By:
                                             -----------------------------------
                                                 Dinesh C. Patel, Ph.D.
                                                 President and
                                                 Chief Executive Officer


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